UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On February 9, 2011, the Board of Directors of the Registrant (the “Board”) elected Brian A. Kenney, Chairman, President and Chief Executive Officer of GATX Corporation, a director of the Corporation for a term expiring at the 2013 annual meeting of stockholders of the Registrant. Mr. Kenney was also appointed to the Audit and Finance Committees of the Board. Mr. Kenney will be entitled to receive the same compensation for service as a director as is applicable to the Registrant’s other directors. That compensation is comprised of a $160,000 annual retainer payable $80,000 in cash in four equal quarterly installments and $80,000 in shares of the Registrant’s common stock on December 31st. Chairs of Board committees receive an additional cash retainer of $10,000 payable in equal quarterly installments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: February 10, 2011

By: /s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President
and General Counsel